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                                                                     Exhibit 5.1


                                                                 January 6, 1995


CWM Mortgage Holdings, Inc.
35 North Lake Avenue
Pasadena, California 91101


Gentlemen:

                  We have acted as counsel to CWM Mortgage Holdings, Inc., a Delaware corporation (the 'Company'), in connection with the public offering (the 'Offering') by the Company of up to 6,900,000 shares (the 'Shares') of the Company's Common Stock, par value $.01 per share (the 'Common Stock').

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the 'Securities Act').

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, File No. 33-56547, relating to the Shares, filed with the Securities and Exchange Commission (the 'Commission') under the Securities Act on November 22, 1994 (as such Registration Statement may be subsequently amended and together with all exhibits thereto, the 'Registration Statement'), (ii) the Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, (iv) a specimen of the certificate to be used to represent the Common Stock, and (v) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives


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of the Company and others,  and such other documents,  certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents, of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Based upon and subject to the foregoing, we are of the opinion that, when delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and Pricing Agreement to be entered into by the Company and the Underwriters (substantially in the form set forth in Exhibit 1.1 to the Registration Statement), the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading 'Legal Matters' in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                           Very truly yours,


                                                           /s/ BROWN & WOOD

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